UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

1.	Acquisition of Optex Systems, Inc.

On December 30, 2005, Irvine Sensors Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Optex Systems, Inc. (“Optex”) and Timothy Looney (“Seller”), pursuant to which the Company purchased 70% of the issued and outstanding common stock of Optex from Seller, thereby becoming the majority shareholder of Optex. The acquisition closed simultaneously with the execution of the Stock Purchase Agreement. The Company also entered into a Buyer Option Agreement (the “Buyer Option Agreement”) on December 30, 2005 with Optex and Seller, whereby the Company shall purchase the remaining 30% of the issued and outstanding common stock of Optex from Seller upon approval of the Company’s stockholders.

In consideration for the acquisition of 70% of the issued and outstanding common stock of Optex, the Company made an initial cash payment of $14.0 million to Seller, subject to adjustment upon completion of Optex’s 2005 audit, and Seller has the potential to receive up to an additional $4.0 million in a cash earnout based upon the percentage of net cash flow generated from the Optex business for each of the next three fiscal years (the “Earnout”). Upon approval of the Company’s stockholders, the Company shall issue to Seller 2,692,308 shares of unregistered common stock in consideration for the remaining 30% of the issued and outstanding common stock of Optex. The Company entered into a Registration Rights Agreement on December 30, 2005 with the Seller with respect to the shares of common stock issuable to Seller pursuant to the Buyer Option Agreement.

2.	Private Placement of Senior Subordinated Secured Convertible Notes and Warrants to Purchase Common Stock.

In order to finance the acquisition of Optex, on December 30, 2005, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with two accredited institutional investors, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company closed a private placement (the “Private Placement”) of senior subordinated secured convertible notes in the original aggregate principal amount of $10.0 million (the “Notes”) and issued to the Purchasers four-year warrants to purchase an aggregate of 1,346,154 shares of the Company’s common stock at an exercise price of $3.10 per share (the “Warrants”). The Private Placement closed simultaneously with the execution of the Securities Purchase Agreement. The Notes were issued in two series, both of which bear interest at 3.5% per annum, subject to potential reduction over time. One series of Notes, with an aggregate face amount of $7,445,493, matures in four years, and the other series of Notes, with an aggregate face amount of $2,554,507, currently matures in two years. The principal and interest under the Notes is convertible into shares of unregistered common stock at a conversion price per share of $2.60 and the Warrants are exercisable for shares of unregistered common stock at an exercise price per share of $3.10, subject to adjustment for stock splits, stock dividends, recapitalizations and the like and for certain price dilutive issuances. Subject to certain conditions and limitations, the principal and interest under the Notes also may be repaid with shares of unregistered common stock. The conversion and exercise of the Notes and Warrants into an aggregate number of shares of common stock exceeding 19.99% of the Company’s outstanding common stock prior to the closing of the Private Placement is subject to approval of the Company’s stockholders. Officers and directors of the Company have agreed to vote the shares of common stock held by them in favor of such approval. The Company has granted registration rights with respect to the shares of common stock issuable upon repayment, conversion or exercise of the Notes and Warrants.

The Notes also are subject to redemption and repurchase rights in favor of the Purchasers generally at a value of 125% of the amounts outstanding thereunder upon the occurrence of certain events of default, the incurrence of certain debt, the consummation of certain issuances of capital stock or a change of control. Upon the occurrence of certain bankruptcy-related events, all amounts payable under the Notes are accelerated. The Notes include default provisions, including (i) a failure by the Company to pay its obligations under the Notes when due, (ii) an uncured default by the Company and/or certain of its subsidiaries (collectively, the “Companies”) under certain third-party agreements, (iii) the entry of certain judgments against the Companies, (iv) debarment or suspension of the Companies from government contracting, (v) a breach of the representations and warranties made by the Companies to the Purchasers, (vi) the Companies’ uncured failure to perform material obligations to the

Purchasers, (vii) a material adverse change to the Companies as a whole and (viii) certain bankruptcy-related events. The Securities Purchase Agreement also includes negative covenants that prohibit a variety of actions without the approval of the holders of a majority of the outstanding principal amount of the Notes, including covenants that limit the Company’s ability to (a) merge, consolidate, dissolve or liquidate, (b) repurchase or redeem shares of its capital stock, (c) declare or pay dividends or make similar distributions, (d) sell assets, (e) materially change its accounting or tax methods, (f) fail to maintain its corporate existence, or (g) make certain fundamental changes to its principal business.

Certain of the Company’s majority-owned subsidiaries have guaranteed the repayment of the Notes and provided a senior subordinated security interest in all or substantially all of their assets as collateral to secure such guarantees. The Company also has provided a senior subordinated security interest in all or substantially all of its assets, including the pledge of its shares of capital stock in certain of its subsidiaries. The Notes and the liens securing the Notes are subordinated to the Company’s indebtedness to Square 1 Bank, as described below. Substantially all of the proceeds from the Private Placement were used to facilitate the acquisition of the common stock of Optex, as described above, and the remainder of the proceeds may be used to finance the working capital needs of the Company.

3.	Entry into Credit Agreement.

On December 30, 2005, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Square 1 Bank, pursuant to which the Company closed a four-year $4.9 million term loan (the “Term Loan”) and established a $2.0 million revolving credit facility (the “Credit Facility”), all of which $2.0 million was drawn down on December 30, 2005 for general working capital requirements. The Loan Agreement with this bank provides that the aggregate amount borrowed under both the Term Loan and the Credit Facility shall not exceed $7.0 million. The Company’s obligations under the Loan Agreement are secured by a first priority lien on all or substantially all of the Company’s assets, the assets of Optex Systems, Inc. and the capital stock of Optex Systems, Inc. acquired by the Company. The Term Loan must be repaid in 48 equal monthly installments, and is subject to acceleration upon the occurrence of certain events of default. On the earlier of the end of the Loan Agreement term or repayment in full of the Term Loan, the Company is required to pay Square 1 Bank a loan payoff success fee equal to the greater of 50 basis points on the amount of the Term Loan funded and an amount calculated based on the spread in the trailing 90-day average closing market price of 84,860 shares of the Company’s common stock between the date of the Term Loan funding and the date of the loan payoff (the “Loan Payoff Fee”). At the Company’s option, the Loan Payoff Fee may be repaid by issuing Square 1 Bank a four-year warrant to purchase up to an aggregate of 84,860 shares of unregistered common stock at an exercise price per share of $3.10.

The Term Loan bears interest at the prime rate plus a varying percentage between 1.50% and 2.50% based upon a debt service coverage ratio, and advances under the Credit Facility bear interest at 1.00% above the prime rate. The Loan Agreement includes affirmative covenants as well as negative covenants that prohibit a variety of actions without the lender’s approval, including covenants that limit the Company’s ability to (a) incur or guarantee debt, (b) create liens, (c) enter into any merger, recapitalization or similar transaction or purchase all or substantially all of the assets or stock of another person, (d) sell assets, (e) change its name, (f) make certain changes to its business, (g) purchase, acquire or redeem shares of, its capital stock, (h) change its method of accounting, (i) make investments, (j) enter into transactions with affiliates, or (k) store any of its inventory or equipment with third parties. The Loan Agreement also includes default provisions based upon (i) a failure to pay obligations when due, (ii) an uncured failure to perform other obligations to the bank, (iii) a material adverse change to the Company, (iv) attachment of the Company’s assets, (v) insolvency, (vi) a default under certain third-party agreements, (vii) payment on subordinated debt outside of a subordination agreement with the bank, (viii) the entry of certain judgments against the Company for payment of money, (ix) a breach of the Company’s representations and warranties and (x) a default under the guaranty and security agreements.

4.	Consulting Agreements with CTC Aero, LLC and Chris Toffales

As previously disclosed by the Company in its periodic reports filed with the Securities and Exchange Commission, the Company is a party to a Consulting Agreement dated August 10, 2005 with CTC Aero, LLC (“CTC”) and Chris Toffales (the “Consulting Agreement”). Mr. Toffales is one of the Company’s directors and also is the manager of CTC. Pursuant to the Consulting Agreement, CTC and Mr. Toffales has earned a success fee of

$500,000 (the “Consulting Fee”) in connection with the acquisition of Optex. Currently, this Consulting Fee is payable in cash; however, the Company has decided to seek stockholder approval to pay the Consulting Fee with 192,308 shares of unregistered common stock in lieu of cash and intends to register such shares of common stock if and when issued.

On December 30, 2005, the Company entered into an amendment to the Consulting Agreement to extend its term for three years to December 30, 2008, and to make all future acquisition success fees, if any, payable in unregistered shares of common stock in an amount equal to between 5% and 1% of the total purchase price paid by the Company for the acquisition, which percentage decreases based upon the total acquisition purchase price, and valued at the same per share purchase price as agreed upon in the applicable acquisition. The success fee shall not be less than $150,000. The Company also will pay an additional amount in cash equal to 35% of the success fee.

CTC also has had a consulting relationship with an affiliate of each of the Purchasers. CTC earned a fee payable by the Purchasers of approximately $127,500 (the “Fee”) in connection with the closing of the Private Placement.

5.	Entry into Employment Agreement and Non-Competition Agreement with Timothy Looney.

On December 30, 2005, the Company entered into an Employment Agreement with Timothy Looney. The term of the Employment Agreement is from January 3, 2006 through January 3, 2008. Under the Employment Agreement, Mr. Looney will receive an annual base salary of $180,000 and will be eligible to participate in the Company’s incentive stock option programs made available to the Company’s executive officers for which Mr. Looney qualifies. In the event of Mr. Looney’s termination of employment (i) by the Company without cause, (ii) by Mr. Looney for good reason or (iii) without cause within six months in conjunction with or within six months following a change in control, the Company shall continue to pay Mr. Looney his base salary through January 3, 2008.

In connection with the acquisition of Optex, the Company also entered into a Non-Competition Agreement on December 30, 2005 with Mr. Looney. Under the Non-Competition Agreement, Mr. Looney has agreed to not engage in activities competitive with or similar to the business of the Company and its subsidiaries and to not solicit the Company’s or its subsidiaries’ employees, customers, vendors and other similar persons or interfere with the Company’s or its subsidiaries’ relationships with such persons, without the express prior written consent of the Company, from December 30, 2005 until the date that is two years after the date Mr. Looney ceases to be employed by the Company or its subsidiaries.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. A copy of the Stock Purchase Agreement and a copy of the Buyer Option Agreement are attached as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. The schedules and similar attachments to the Stock Purchase Agreement have been omitted from Exhibit 2.1 hereto. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Stock Purchase Agreement to the Securities and Exchange Commission upon its request.

Item 2.03.	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The issuance of the Notes to the Purchasers was completed on December 30, 2005. As of the date hereof, the original aggregate principal balance on the Notes is $10.0 million. The Notes are debt obligations arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.

On December 30, 2005, the Company borrowed $4.9 million from Square 1 Bank pursuant to the Term Loan and drew down $2.0 million on the Credit Facility. The Term Loan and Credit Facility are debt obligations arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.

On December 30, 2005, the Company incurred a contingent liability to the Seller of up to $4.0 million in connection with the potential Earnout under the Stock Purchase Agreement. The Earnout is based upon the percentage of net cash flow generated by the Optex business for each of the next three fiscal years.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale of the Notes and Warrants (and the issuance of the shares of underlying common stock) to the Purchasers in the Private Placement, the sale of shares of common stock to the Seller, the sale of the warrant (and the issuance of the shares of underlying common stock) to Square 1 Bank and the sale of shares of common stock to CTC and Mr. Toffales have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Purchasers, the Seller, Square 1 Bank, CTC and Mr. Toffales have represented that they were accredited investors, as that term is defined in Regulation D, and that they were acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The Company will be paying CTC and Mr. Toffales the Consulting Fee for facilitating the acquisition of Optex, and CTC is expected to receive the Fee from the Purchasers in connection with the closing of the Private Placement.

Item 5.02.	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Securities Purchase Agreement and the sale and issuance of the Notes and Warrants in the Private Placement, the Company increased the size of its Board of Directors to a maximum of nine members, creating one vacancy. In connection with the Securities Purchase Agreement, so long as the Purchasers or their affiliates own or have the right to acquire in the aggregate not less than 500,000 shares of common stock issued or issuable upon conversion of the Notes, the Company has agreed to (i) cause an individual designated by Pequot Private Equity Fund III, L.P. and reasonably acceptable to the Company’s Nominating and Corporate Governance Committee to serve on the Company’s Board of Directors, (ii) nominate such designated director for reelection at each annual meeting of stockholders, (iii) provided that the designated director meets certain eligibility requirements, appoint such designated director to all committees of the Board of Directors and (iv) enter into an indemnification agreement with such director. The Company’s Board of Directors intends to appoint Martin Hale, the nominee of Pequot Private Equity Fund III, L.P., to fill the newly created vacancy on the Board of Directors, and intends to appoint Mr. Hale to each committee of the Company’s Board of Directors for which he is eligible. Mr. Hale also will be nominated for election to the Company’s Board of Directors at the Company’s 2006 Annual Meeting of Stockholders.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Board of Directors has amended the Bylaws of the Company to increase the maximum number of directors from eight to nine, effective December 30, 2005. A copy of the Bylaws, as amended and restated, is attached as Exhibit 3.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required by this Item 9.01(a) in an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required by this Item 9.01(b) in an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Stock Purchase Agreement dated December 30, 2005 by and among the Company, Timothy Looney and Optex Systems, Inc.

2.2	Buyer Option Agreement dated December 30, 2005 by and between the Company and Timothy Looney.

3.1	Bylaws of the Company, as amended and restated December 30, 2005.

10.1	Loan and Security Agreement dated December 30, 2005 by and between the Company and Square 1 Bank.

10.2	Consulting Agreement by and among the Company, CTC Aero, LLC and Chris Toffales, as amended and restated December 30, 2005.

10.3	Employment Agreement dated December 30, 2005 between the Company and Timothy Looney.

10.4	Non-Competition Agreement dated December 30, 2005 between the Company and Timothy Looney.

10.5	Registration Rights Agreement dated December 30, 2005 between the Company and Timothy Looney.

10.6	Securities Purchase Agreement dated December 30, 2005 by and among the Company and the Purchasers listed on the signature pages thereto.

10.7	Form of Series 1 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto.

10.8	Form of Series 2 Senior Subordinated Secured Convertible Note and schedule of omitted material details thereto.

10.9	Form of Series 1 Warrant to Purchase Common Stock and schedule of omitted material details thereto.

10.10	Form of Series 2 Warrant to Purchase Common Stock and schedule of omitted material details thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: January 5, 2006	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer